EXHIBIT 10.1

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”) is made and entered into as of July 22, 2009 by and among (a) York Pharma plc, a public limited company incorporated under the laws of England and Wales with company number 04422613 (the “Borrower”) and (b) ULURU Inc., a Nevada corporation (the “Lender”).  All capitalized terms used herein without definition shall have the same meanings herein as in the Note Purchase Agreement referenced below.

WHEREAS, the Borrower and the Lender are parties to that certain Note Purchase Agreement, dated as of March 31, 2009 (the “Note Purchase Agreement”), pursuant to which the Lender has made certain loans to the Borrower (the “Loans”);

WHEREAS, the current outstanding principal amount under the Note is US$1,000,000.00 and the current accrued but unpaid interest amount under the Note is US$24,246.58;

WHEREAS, as communicated to the Borrower by the Lender in a letter to the Borrower dated July 21, 2009, all such amounts of principal and accrued but unpaid interest under the Note are due and payable on the date hereof;

WHEREAS, the Borrower has informed the Lender that it is only able to pay US$250,000.00 (the “Present Payment Amount”) of such amounts, which will result in a balance of US$774,246.58 remaining unpaid under the Note as of the date hereof (the “Unpaid Amount”),

WHEREAS, the Borrower and the Lender acknowledge and agree that the Present Payment Amount will be applied first to satisfy any and all accrued but unpaid interest due under the Note; and

WHEREAS, the inability of the Borrower to satisfy in full the aggregate amount due under the Note on the date hereof represents a failure by the Borrower to make due and punctual payment of any interest or principal on the Note when the same shall become due and payable, thereby constituting an Event of Default under the Note (such Event of Default being herein referred to as the “Specified Default”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

§1.           Forbearance Agreement.  Subject to the terms and conditions set forth herein, the Lender hereby agrees to forbear from exercising its rights and remedies under the Loan Documents with respect to the Specified Default until that date (the “Forbearance Termination Date”) which is the earliest to occur of (i) July 29, 2009, (ii) the occurrence after the date hereof of any Event of Default other than the Specified Default, including without limitation, any application for, or consent by the Borrower to, the appointment of an administrator, receiver, trustee or liquidator of any of the Borrower’s properties or assets, (iii) the failure of the Borrower to comply with any term set forth in this Agreement, or (iv) the date that the Borrower shall commence any litigation proceeding against the Lender or any Affiliate of the Lender in connection with or related to any of the transactions contemplated by the Loan Documents, this Agreement or any documents, agreements or instruments executed in connection with any of the foregoing.  On and after the Forbearance Termination Date, the Lender shall be free in its sole and absolute discretion to proceed to enforce any or all of its rights under or in respect of the Loan Documents and applicable law, including, without limitation, (x) the right to require the immediate repayment of the Loans and the other obligations of the Borrower under the Loan Documents (the “Obligations”) in full in accordance with the provisions of the Loan Documents, and (y) the right to take possession of the Collateral (as defined in the Security Agreement).

§2.           Covenants.  Without any prejudice or impairment whatsoever to any of the rights and remedies of the Lender contained in the Loan Documents, the Borrower covenants and agrees with the Lender as follows:

(a)           Expenses.  Borrower hereby agrees to pay and reimburse the Lender, on or prior to the Forbearance Termination Date, for all costs and expenses (including without limitation, any fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and all other documents and instruments delivered in connection herewith.

(b)           Compliance with Loan Documents.  The Borrower shall comply with all of the terms, covenants and provisions contained in the Loan Documents, except as such terms, covenants and provisions are expressly modified by this Agreement upon the terms set forth herein.

(c)           Further Assurances.  The Borrower shall at any time and from time to time execute and deliver such further instruments and take such further action as the Lender may reasonably request to effect the purposes of this Agreement and the Loan Documents.

(d)           Event of Default.  Any failure by the Borrower to comply with any provision of this §2 or any material breach by the Borrower of any of its representations and warranties set forth in §4 below, shall constitute an Event of Default.

(f)           Rate of Interest.  In accordance with the terms of the Note, during the period from and including July 23, 2009 through and including the Forbearance Termination Date, the Unpaid Amount shall bear interest at a rate per annum equal to fourteen percent (14%).

§3.           Condition to Effectiveness.  The effectiveness of this Agreement shall be conditioned upon:

(a)           the execution and delivery of this Agreement by the Borrower to the Lender; and

(b)           the receipt by the Lender of a cash amount equal to the Present Payment Amount by wire transfer of immediately available funds pursuant to wire instructions previously provided to the Borrower by the Lender for the payment of amounts due under the Note.

§4.           Representations and Warranties.  The Borrower represents and warrants to the Lender as follows:

(a)           The representations and warranties of the Borrower contained in the Loan Documents were true and correct in all material respects as of the date when made and continue to be true and correct in all material respects on the date hereof, except to the extent of changes resulting from transactions or events contemplated by the Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the Borrower.

(b)           The execution, delivery and performance by the Borrower of this Agreement and the consummation of the transactions contemplated hereby: (i) are within the legal powers of the Borrower and have been duly authorized by all necessary company action on the part of the Borrower, (ii) do not require any approval or consent of, or filing with, any governmental agency or authority, or any other person, association or entity, which bears on the validity or enforceability of this Agreement and which is required by law or any regulation or rule of any agency or authority, or other person, association or entity, (iii) do not violate any provisions of any order, writ, judgment, injunction, decree, determination or award presently in effect which is binding on or applicable to the Borrower, or any law, regulation or rule binding on or applicable to the Borrower or any provision of the charter documents or by-laws of the Borrower, (iv) do not result in any breach of or constitute a default under any agreement or instrument to which the Borrower is a party or to which it is bound, including without limitation any indenture, credit or loan agreement, lease, debt instrument or mortgage, except for such breaches and defaults which would not have a material adverse effect on the Borrower taken as a whole, and (v) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge or encumbrance of any nature upon any of the assets or properties of the Borrower.

(c) This Agreement and the other Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, provided that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, and (ii) enforcement may be subject to general principles of equity, and the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceeding for such remedies may be brought.

(d)         Except for the Specified Default, no default or event of default exists under or in connection with the Loan Documents.

§5.           Loan Document.  The Borrower and the Lender agree that this Agreement is a Loan Document for the purposes of the Note Purchase Agreement.

§6.           Reaffirmation.  Except as modified hereby, the Borrower hereby reaffirms in all respects all the covenants, agreements, terms and conditions of the Loan Documents which are incorporated in full herein by reference, and all terms, conditions and provisions thereof shall remain in full force and effect.

§7.           Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.  In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§8.           Release.  In order to induce the Lender to enter into this Agreement, the Borrower acknowledges and agrees that: (a) the Borrower does not have any claim or cause of action (absolute or contingent or matured or unmatured) against the Lender (or any of its directors, officers, employees or agents); (b) the Borrower does not have any offset right, counterclaim or defense of any kind against any of its obligations, indebtedness or liabilities to the Lender; and (c) the Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrower.  The Lender wishes (and the Borrower agrees) to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the rights, interests, contracts, collateral security or remedies of the Lender.  Therefore, the Borrower unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Lender to the Borrower, except the obligations to be performed by the Lender for the Borrower as set forth in this Agreement and in the Loan Documents and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any) arising or existing on or prior to the date hereof, whether against the Lender or any of its directors, officers, employees or agents, predecessors, attorneys, affiliates, subsidiaries, successors and assigns, whether arising at law or in equity, whether known or unknown, in the case of clause (i) or (ii) above, on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

§9.           Effective Date.  Subject to the satisfaction of the condition precedent set forth in §3 hereof, this Agreement shall be deemed to be effective as of July 22, 2009 (the “Effective Date”).

§10.           Governing Law; Consent to Jurisdiction.  This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of Texas, without regards to conflicts of laws principles.  The Borrower agrees that any action or claim arising out of any dispute in connection with this Agreement, any rights or obligations hereunder or the performance or enforcement of such rights or obligations may be brought in the courts of the State of Texas or any federal court sitting therein, and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Borrower by mail at the address specified herein.  The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

§11.           Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the undersigned have duly executed this Forbearance Agreement as a sealed instrument as of the date first above written.

ULURU Inc.

By:    /s/ Renaat Van den Hooff
Name: Renaat Van den Hooff
Title: President and Chief Executive Officer

YORK PHARMA PLC

By:    /s/ Ian Miscampbell
Name: Ian Miscampbell
Title: Finance Director